Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MR. MANGO LLC", CHANGING ITS NAME FROM "MR. MANGO LLC" TO "SKYBOUND HOLDINGS LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2022, AT 8:02 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6217937 8100
SR# 20224154526

Authentication: 204986819
Date: 12-02-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:02 PM 12/01/2022
FILED 08:02 PM 12/01/2022
SR 20224154526 - File Number 6217937

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Mr. Mango LLC

2. Section 1 of the Certificate of Formation is hereby amended and restated in its entirety as follows:

The name of the limited liability company is Skybound Holdings LLC (the "Company").

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 1st day of December, 2022.

By: ______________________
David Alpert
Manager